UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2004

BANK OF COMMERCE HOLDINGS

(Exact name of Registrant as specified in its charter)

California	0-25135	94-2823865

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1951 Churn Creek Road Redding, California (Address of principal executive offices)		96002 (Zip Code)

Registrant’s telephone number, including area code: (530) 224-3333

N/A
(Former Name or Former Address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, no par value per share

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)
___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c ))

Indicate the number of shares outstanding of each of the issuer’s class of common stock, as of the latest practicable date.
December 21, 2004
8,502,839

Section 8 — Other Events

Item 8.01. Other Events

On December 21, 2004 the Company received written notification of the termination of the Merchant Services Agreement between Cardservice International (“CSI”) and Redding Bank of Commerce (“Redding”) dated April 1, 1993, as amended and Transaction Settlement Agreement between CSI and Redding dated August 1, 2000 as amended (the “Settlement Agreement”).

The termination is effective April 1, 2005. Earnings under the agreement were approximately $153,000 for 2004. It is management’s opinion that the termination of this agreement will not have a material affect on the financial performance of the Company.

In prior reporting periods, The Company had two reportable segments: commercial banking and credit card services. Commercial banking includes all services to the Company’s customers except credit card services. Credit card services are limited to those revenues, net of related data processing costs, associated with the Bank’s agreement to provide credit and debit card processing services for merchants solicited by an ISO or the Bank who accept credit and debit cards as payments for goods and services. In the years 2004 and 2003, the Company accounted for its operations as one operating segment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 22, 2004	/s/ Linda J. Miles
By: Linda J. Miles Executive Vice President & Chief Financial Officer

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